UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TICC Capital Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously Paid:

(2)	Form, schedule or registration statement No.:

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(4)	Date filed:

June 27, 2016

TICC’S ANNUAL MEETING VOTING PROCESS HAS NOT BEGUN - DISCARD ANY GOLD CARD YOU RECEIVE FROM TPG

Dear Fellow Stockholder:

Over the last six months, your Board and management team have taken significant steps to improve the Company’s performance and bring TICC’s fee structure in line with a best-in-class approach in the BDC industry. Our work is beginning to show results and we look forward to communicating with you more about our strategy and progress in the weeks ahead.

Recently, TPG Specialty Lending, Inc. (“TSLX”) took the unusual step of mailing to TICC shareholders a misleading letter together with a gold proxy card. The fact is that our Annual Meeting and record date for eligible shares HAVE NOT BEEN SET. Our voting process has not begun, we have not begun mailing valid proxy cards and a vote on the gold card may be subject to challenge.

As TICC has yet to schedule its shareholder meeting, it is evident to us that TSLX is trying to confuse shareholders. It is important to remember that TSLX has publicly criticized TICC’s distribution policy and wants to take actions that we believe may reduce TICC’s quarterly distributions.

PLEASE DISCARD THE GOLD PROXY CARD AND ANY MATERIALS SENT BY TPG.

THERE IS NO NEED TO VOTE YOUR SHARES AT THIS TIME.

Until we have set the official record date for voting, there is no guarantee your vote will be counted. We will keep you updated on the date of our 2016 annual meeting and send to you our Annual Meeting proxy cards with detailed voting information as soon as is appropriate. In the meantime, TICC’s Board and management team urge stockholders to take no action at this time, and to disregard any materials you receive from TPG. Simply throw them away. If you have any questions please contact Alliance Advisors LLC at 855-601-2247.

Sincerely,

Steve Novak

Chair, Board of Directors, TICC Capital Corp.

About TICC Capital Corp.

TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations.

Additional Information and Where to Find It

TICC Capital Corp. (“TICC” or the “Company”) plans to file a proxy statement on Schedule 14A and a WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for TICC’s 2016 annual stockholder meeting (the “Annual Meeting”). TICC STOCKHOLDERS ARE URGED TO READ THE COMPANY’S PROXY MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT TICC AND THE ANNUAL MEETING. These documents, including any proxy statement (and amendments and supplements thereto) and other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at TICC’s investor relations website (http://ir.ticc.com), or by writing to TICC at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830 (telephone number 203-983-5275).

Participants in the Solicitation

TICC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the TICC stockholders with respect to the Annual Meeting. Information about TICC’s directors and executive officers and their ownership of TICC common stock is set forth in an amendment to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2015, filed with the SEC on April 29, 2016 (the “2015 Form 10-K/A”). To the extent holdings of such participants in TICC securities have changed since the amounts described in the 2015 Form 10-K/A, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Forward Looking Statements

This letter contains forward-looking statements subject to inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in the Company’s filings with the SEC. TICC undertakes no obligation to update such statements to reflect subsequent events, except as may be required by applicable law.

TICC Contacts

Media:

Brandy Bergman/Emily Deissler
Sard Verbinnen & Co
212-687-8080

Stockholders:

Waheed Hassan/Peter Casey
Alliance Advisors, LLC
855-601-2247